Exhibit 3.3

State of Rhode Island and Providence Plantations
Office of the Secretary of State

Matthew A. Brown
Secretary of State

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF

Hasbro, Inc.

I, MATTHEW BROWN, Secretary of State of the State of Rhode Island and Providence Plantations, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

Hasbro, Inc.

duly signed and verified pursuant to the provisions of Chapter 7-1.1-56 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law. The affixed is a duplicate original of the Articles of Amendment.

WITNESS my hand and the seal of the State of Rhode Island and Providence Plantations the 23rd day of May, 2003

[Seal of the State of	/s/ Matthew Brown
Rhode Island and	Secretary of State
Providence Plantations]
By /s/ Andrea M. Francese

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State
Corporations Division
100 North Main Street
Providence, Rhode Island 02903-1335

BUSINESS CORPORATION

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
(To Be Filed in Duplicate Original)

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Hasbro, Inc.

2. The Shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on May 14, 2003, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]
(if additional space is required, please list on separate attachment)

Please see attached Exhibit A.

3. The number of shares of the corporation outstanding at the time of such adoption was 173,090,045; and the number of shares entitled to vote thereon was 173,090,045.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert "none.")

Class	Number of Shares
Common	173,090,045

5. The number of shares voted for such amendment was 133,487,171; and the number of shares voted against such amendment was 18,140,920.

6. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (If applicable, insert "none".)

	Number of Shares Voted
Class	For	Against
Common	133,487,171	18,140,920

7. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

No Change.

8. The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows: (If no change, so state)

No Change.

9. As required by Section 7-1.1-57 of the General Laws, the corporation has paid all fees and franchise taxes.

10. Date when amendment is to become effective Upon filing
(not prior to, nor more than 30 days after, the filing of these articles of amendment)
Date: May 19, 2003	Hasbro, Inc.
Print Corporate Name

By /s/ Alfred J. Verrecchia
Alfred J. Verrecchia
[X] President or [ ] Vice President (check one)

AND

By /s/ Barry Nagler
Barry Nagler
[X] Secretary or [ ] Assistant Secretary (check one)

STATE OF Rhode Island
COUNTY OF Providence

In Pawtucket, on this 19th day of May, 2003 personally appeared before me Barry Nagler who, being by me first sworn, declared that he/she is the Secretary of the corporation and that he/she signed the foregoing document as such officer of the corporation, and that the statements herein contained are true.

/s/ Marie D. Pamental
Notary Public
My Commission Expires: 2/5/04
[Notary Seal]

Exhibit A:

Article EIGHTH, Section 8.2 of the Restated Articles of Incorporation will be deleted and replaced in its entirety with the following:
EIGHTH:

"8.2 Except with respect to any directors elected by holders of any one or more series of Preference Stock voting separately as a class or classes, directors shall be elected in the following manner. The directors elected at the annual meeting of shareholders held in 2003 shall, along with the directors elected at the annual meeting of shareholders held in 2001, serve until the annual meeting of shareholders to be held in 2004 and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. The directors elected at the annual meeting in 2002 shall hold office until the annual meeting of shareholders held in 2005 and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. Beginning with the annual meeting of shareholders to be held in 2004, at each annual meeting of shareholders the directors elected at such meeting shall serve until the next annual meeting of shareholders and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director."